     As filed with the Securities and Exchange Commission on July 28, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT of 1933

                                  Curis, Inc.
                                  -----------
             (Exact name of registrant as specified in its charter)

          Delaware                                           04-35051136
          --------                                           -----------
(State or Other Jurisdiction                                 (IRS Employer
     of Incorporation                                      Identification No.)
     or Organization)

               45 Moulton Street, Cambridge, Massachusetts  02138
               --------------------------------------------------
              (Address of principal executive offices)  (zip code)

                           2000 STOCK INCENTIVE PLAN
                           -------------------------
                            (Full title of the Plan)

                                 Doros Platika
                     President and Chief Executive Officer
                                  Curis, Inc.
                               45 Moulton Street
                         Cambridge, Massachusetts 02138
                                 (617) 876-0086
                                 --------------
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                                   Copies to:

--------------------------------------------------------------------------------

     Bruce A. Leicher, Esq.                          Steven D. Singer, Esq.
          Curis, Inc.                                   Hale and Dorr LLP
       45 Moulton Street                                 60 State Street
 Cambridge, Massachusetts 02138                    Boston, Massachusetts 02109
         (617) 876-0086                                 (617) 526-6000
--------------------------------------------------------------------------------

              (Calculation of Registration Fee on following page)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
Title of Securities to be     Amount to be    Proposed Maximum   Proposed Maximum       Amount of
 Registered                  Registered (1)    Offering Price        Aggregate       Registration Fee
                                                Per Share (2)     Offering Price           (4)
                                                                        (3)
------------------------------------------------------------------------------------------------------
2000 STOCK INCENTIVE PLAN,   10,000,000             $17.20       $172,000,000          $45,408.00
Common Stock, $0.01 par
 value per share
------------------------------------------------------------------------------------------------------

__________________________

1. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

2. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price per share was calculated as follows: (a) $420,055,173.18, which represents 38,256,391, the number of shares of Creative BioMolecules, Inc. common stock outstanding on July 24, 2000, multiplied by $10.98, the average of the high and low sales prices for Creative BioMolecules stock on the Nasdaq National Market on July 24, 2000, plus (b) $3,254,182, which represents the book value as of March, 31 2000 of the outstanding capital stock of Reprogenesis, Inc., plus (c) $121,800.38, which represents one-third of the aggregate par value as of July 24, 2000 of the issued and outstanding capital stock of Ontogeny, Inc., and (d) the sum of (a),(b) and (c) divided by 24,626,000, which represents the number of shares of Curis, Inc. common stock that will be issued and outstanding as a result of the merger by and among Creative BioMolecules, Ontogeny, Reprogenesis and Curis anticipated for July 31, 2000.

3. The proposed aggregate offering price was calculated by multiplying the proposed maximum offering price per share by the number of shares of Common Stock covered by this Registration Statement.

4. Pursuant to Section 6(b) of the Securities Act, the registration fee payable hereunder is equal to 0.0264 of one percent of $17,200,000, for a total registration fee of $45,408.

                             INTRODUCTORY STATEMENT

     The Registrant is filing this Registration Statement on Form S-8 relating to its Common Stock, $.01 par value, issuable pursuant to the terms of the Curis 2000 Stock Incentive Plan (the "Plan").

     Pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated as of February 14, 2000 among Creative BioMolecules, Inc., a Delaware corporation ("Creative"), Ontogeny, Inc., a Delaware corporation ("Ontogeny"), Reprogenesis, Inc., a Texas corporation ("Reprogenesis"), and the Registrant, among other things, (a) Creative, Ontogeny and Reprogenesis were merged with and into the Registrant, (b) the stock incentive plans of Creative, Ontogeny and Reprogenesis have been replaced by the Plan and (c) each outstanding option to purchase shares of the common stock of Creative, Ontogeny or Reprogenesis, issued pursuant to the respective stock incentive plans of Creative, Ontogeny and Reprogenesis, has been converted into an option to purchase shares of Common Stock of the Registrant in accordance with the respective conversion rates. With respect to the converted options described in (c) above, except to the extent made obsolete by operation of the merger, all other terms and conditions of the converted options will be unchanged and remain in effect after the consummation of the merger. The Registrant intends that the shares of its Common Stock issuable upon the exercise of these converted options be covered by this Registration Statement.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the plan specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

          (b) The Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-32446), filed with the Securities and Exchange Commission on March 14, 2000.

          (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

          (d) The description of the Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.  Not applicable.

Item 5.   Interests of Named Experts and Counsel.  Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Article SIXTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that the Registrant shall indemnify each director and officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that such director or officer is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving or has agreed to serve, at the request of the Registrant, as a director, officer or trustee of or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law.

     Article EIGHTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe this conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Item 7.   Exemption from Registration Claimed.  Not applicable.

Item 8.   Exhibits.

  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings.

     1.  The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 28th day of July, 2000.

                              CURIS, INC.



                              By: /s/ Doros Platika
                                  -------------------------------------
                                  Doros Platika
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Curis, Inc. hereby severally constitute and appoint Doros Platika, George A. Eldridge and Bruce A. Leicher, and each of them acting singly, our true and lawful attorneys with full power to either of them to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Curis, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                     Title                              Date
---------                     -----                              ----

/s/ Doros Platika
-----------------------       Chairman of the Board and       July 28, 2000
Doros Platika                 Chief Executive Officer
                              (Principal Executive Officer)

/s/ George A. Eldridge
-----------------------       Chief Financial Officer         July 28, 2000
George A. Eldridge            (Principal Financial and
                              Accounting Officer)

/s/ James R. McNab, Jr.
-----------------------       Director                        July 28, 2000
James R. McNab, Jr.

/s/ James R. Tobin
-----------------------       Director                        July 28, 2000
James R. Tobin

/s/ Douglas A. Melton
-----------------------       Director                        July 28, 2000
Douglas A. Melton

/s/ Michael Rosenblatt
-----------------------       Director                        July 28, 2000
Michael Rosenblatt

/s/ Ruth B. Kunath
-----------------------       Director                        July 28, 2000
Ruth B. Kunath

/s/ Martyn D. Greenacre
-----------------------       Director                        July 28, 2000
Martyn D. Greenacre

                                 Exhibit Index
                                 -------------

Exhibit
Number    Description
------    -----------
   4.1    Amended and Restated Certificate of Incorporation of the Registrant.*
   4.2    Amended and Restated By-Laws of the Registrant.*
     5 Opinion of Hale and Dorr LLP regarding legality of securities being issued.
  23.1    Consent of Hale and Dorr LLP (included in Exhibit 5).
  23.2    Consent of Arthur Andersen LLP.
  23.3    Consent of Deloitte & Touche LLP.
  23.4    Consent of PricewaterhouseCoopers LLP.
    24 Power of Attorney (included on the signature page of this Registration Statement).

     *Incorporated by reference to the Company's Registration Statement on Form S-4, as amended, (File No. 333-32446) filed March 14, 2000.